Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3) of our report dated March 31, 2021, with respect to the audited financial statements of Data Storage Corporation, included in its Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

July 9, 2021